Exhibit 10.11

CAPITAL CONTRIBUTION AGREEMENT

This CAPITAL CONTRIBUTION AGREEMENT (this “Agreement”) is made and entered into as of July 2, 2007, by and between (i) Longtop International Holdings Limited, a company incorporated under the laws of the British Virgin Islands (“LTI”), and (ii) Longtop Financial Technologies Limited, a company incorporated under the laws of the British Virgin Islands (“LFT”).

WHEREAS, LFT is currently the sole record and beneficial owner of all of the issued and outstanding share capital of LTI;

WHEREAS, each of LFT and LTI is the record and beneficial owners of 50% of all of the share capital, securities, shares or other equity interests of any kind (collectively, the “LTI Canada’s Equity Interests”) of Longtop International Incorporated, an Ontario corporation (“LTI Canada”); and

WHEREAS, LFT desires to make a contribution of all of the 50% of the LTI Canada’s Equity Interests held by LFT to LTI, subject to the terms and conditions set forth herein below.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1. Capital Contribution. Effective upon the execution of this Agreement, LFT hereby does contribute, transfer and assign to LTI, and LTI hereby does accept such contribution, transfer and assignment of, all of 50% of the LTI Canada’s Equity Interests held by LFT (the “Contributed Interests”), free and clear of any Encumbrances. As used in this Agreement, the term “Encumbrance” shall mean any mortgage, charge, pledge, lien, equities, hypothecation or other encumbrance, priority or security interest, deferred purchase, title retention, leasing, sale-and-repurchase or sale-and-leaseback arrangement whatsoever over or in any property, assets or rights of whatsoever nature and includes any agreement for any of the same.

2. Representation of LFT as to Title and Authority. LFT hereby represents and warrants to LTI that, LFT is the record and beneficial owner of the Contributed Interests, that such Contributed Interests are not subject to any Encumbrance, and that LFT has all requisite authority and power to contribute, transfer and assign such Contributed Interests to LTI as contemplated and effected hereby.

3. Miscellaneous.

3.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws principles thereof.

3.2 Entire Agreement. This Agreement represents the entire agreement between the parties with respect to the transactions contemplated hereby and supersedes all prior agreements, understandings or representations, whether oral or written, and may be waived or modified only by a subsequent written agreement signed by the parties hereto. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns

3.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.4 Severability. In the event any provision of this Agreement is declared by a court of competent jurisdiction to be void or unenforceable or become unlawful in its operation, such provision shall not affect the rights and duties of the parties with regard to the remaining provisions of this Agreement which shall continue as binding.

3.5 Further Assurances. Each party shall, subsequent to the date hereof, execute such written instruments, render such other assistance, or take all such further actions as the other party shall reasonably request in order to effectuate the transactions contemplated by this Agreement.

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IN WITNESS whereof, the parties hereto have duly executed this Agreement the day and year first above written.

LONGTOP FINANCIAL TECHNOLOGIES LIMITED

By	/s/ Xiaogong Jia
Name:
Title:
Address:

LONGTOP INTERNATIONAL HOLDINGS LIMITED

By	/s/ Weizhou Lian
Name:
Title
Address: